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                                                        EXHIBIT 21


                                                SUBSIDIARIES OF THE COMPANY



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
A.
         1.       Name of Subsidiary:                                  Transfer Print Foils, Inc.
         2.       State of Incorporation:                              New Jersey
         3.       Names under which Subsidiary does business:
                                                                       a.       Transfer Print Foils, Inc.
                                                                       b.       All Purpose Roll Leaf


B.
         1.       Name of Subsidiary:                                  TPF Foreign Sales Corporation
         2.       State of Incorporation:                              Barbados
         3.       Names under which Subsidiary does business:


C.
         1.       Name of Subsidiary:                                  Alubec Industries Inc.
         2.       State of Incorporation:                              Province of Quebec, Canada
         3.       Names under which Subsidiary does business:

                                                                       a.       Alubec Industries Inc.

D.
         1.       Name of Subsidiary:                                  2945-5649 Quebec, Inc.
         2.       State of Incorporation:                              Province of Quebec, Canada
         3.       Names under which Subsidiary does business:
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